Exhibit 99.1

Raymond James & Associates 25th Annual Institutional Investors Conference

Rene J. Robichaud President & CEO Thomas J. Depenbrock Vice President - Finance, Treasurer & CFO Linda A. Pleiman Director - Investor Relations and Corporate Communications

This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements. Disclaimer

Products - Seamless and welded tubular products - Oil country country tubular goods (tubing & casing) - Line pipe - Alloy and carbon grades Industries served - Exploration & production - Pipelines - Selected industrial markets Customers - Distributors - Pipeline and utility companies Profile Company Description

Highlights Pure-play OCTG exposure Significant OCTG market share Substantial energy products capacity - 820,000 tpy Strong end-user relationships Recognized high quality OCTG Only seamless & welded OCTG producer in the U.S. Strategically located finishing facilities - Houston & Tulsa Low net debt Improving financial performance Substantial operating leverage $10 per ton change = $0.25 - $0.30 per share Company Description

2003: Product Mix Seamless Welded East 53 47 Welded 45% Seamless 55% Sales $259 million OCTG Line Pipe Other East 89 6 5 OCTG 89% Line Pipe 6% Other 5% OCTG Company Description

Substantial Capacity Seamless Welded 250000 570000 Welded - 570,000 TPY Seamless - 250,000 TPY 820,000 tons per year Company Description

Product Offerings SEAMLESS WELDED Alloy Carbon API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D. Company Description

2003 OCTG Market Share* Significant share of domestic shipments - +60% of small O.D. seamless - +20% of welded casing Source: Preston Pipe & Tube and Company estimates *Excludes imports Company Description

Selected End-users Anadarko Chesapeake Encana EOG ExxonMobil Company Description

Locations Corporate headquarters Tubular manufacturing Tubular finishing PA OK TX KY Company Description

Balance Sheet December 31, (In millions) 2003 Cash and investments $ 3 $45 million credit facility $ 15 Shareholders' equity $ 89 Net debt to total capitalization 12.3% Shares outstanding 20.9 Company Description

Positioned for 2004 Strong revenue profile Customer and end-user relationships Customer service: on-time delivery Customer claims rate: quality Market share Low cost structure Variable cost reductions Manufacturing fixed cost reductions SG&A reductions Interest and taxes Well positioned for 2004

2004 Outlook Demand Supply Price Steel Coil Demand up - GDP growth Supply issue - Lack of raw materials - Lower imports - Musical chairs? Prices up substantially Planning more difficult OCTG Increasing rig count - 1,200 rigs in 2H04 Import share steady - FX, raw materials, freight Domestic mill output up - Steel limits Minimal inventories Several base price increases Surcharges every month Natural Gas Strong in 2004 - GDP growth - Winter/summer - Expensive alternatives Balanced to tight - Storage - U.S. production - Cdn production - LNG still far off Very attractive for E&P @ $4.70/mcf in June 2008 Industry Environment

Steel: Confluence of Seven Events Growth FX Steel scrap Raw materials Freight Factor Events Global economic growth (note China) Significant fall in value of U.S. dollar Exports highest since 1990 Normal seasonal constraints on supply Export restrictions from Ukraine/Russia Tight supply of raw materials for integrated steel - coke, iron ore, ferro alloys, natural gas ... Tight supply of ocean freight capacity Steel scrap Steel scrap

U.S. Steel Industry Steel Price Spike Driven primarily by lack of raw materials (not demand) Should not last Demand destruction at margin (like natural gas spikes) Major Consumers of Steel (tons in 2002)* Total shipments (100mm) - Service centers (28 mm) - Construction (21 mm) - Autos (14 mm) - OCTG (2 mm) 2004 Snake Digesting a rat *Source: AISI

Steel Scrap Prices 1/1/2003 Feb Mar Apr May June July Aug Sept Oct Nov Dec 1/1/2004 Feb Mar (Est) Apr (Est) Scrap 108 113 121 121 107 107 112 122 129 130 138 161 180 230 240 250 Source: American Metal Market and company estimates ($/GT)

Steel Coil Prices Jan- 03 Feb Mar Apr May June July Aug Sept Oct Nov Dec 1/4/2004 Feb May E Apr E Coil 315 280 310 300 260 280 280 280 300 300 310 310 360 580 590 600 Source: American Metal Market and company estimates ($/Ton)

Tubular Margin Management Steel Coil Suppliers Selected suppliers cancelled purchase orders Changed base prices often Added monthly surcharges Selected suppliers are late on some deliveries E&P steel customers have "thickest" margins today (OCTG pure play) Last to suffer demand destruction? E&P agreeing to OCTG price increases - base prices - monthly surcharges - price in effect at time of shipment Maintaining margins for industrial tubulars is challenging Seamless mills at a competitive advantage

U. S. Rotary Rig Count Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 2004 Est Oil 379 269 128 197 217 137 157 174 Gas 564 571 496 720 939 691 872 986 Source: Baker Hughes and Company estimates

International Rig Count Source: Baker Hughes and Company estimates Industry Environment (Demand) 1997 1998 1999 2000 2001 2002 2003 2004 Est. International 809 754 588 652 745 732 771 800

OCTG Imports 1998 1999 2000 2001 2002 2003 Est All other 0.1 0.09 0.14 0.17 0.13 0.18 Europe 0.09 0.04 0.12 0.13 0.1 0.08 Source: Preston Pipe & Tube Report Industry Environment (Supply) Euro avg. FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.12

OCTG Inventory - U. S. 1998 1999 2000 2001 2002 2003 Inventory 1200 969 1506 1643 1327 1412 Per Rig 1934 1257 1352 1852 1540 1268 Source: Preston Pipe & Tube Report Inventory (tons 000's) Tons per rig Industry Environment

Summary Pure-play OCTG exposure Significant market share Strong operating leverage Low net debt position Substantial upside potential Positive drilling outlook

Thank You!

U.S. Steel Industry Source: AISI

Upward Pressure on Chinese Currency "The inflation rate is rising and the asset bubble problem is starting to get worrying" Foreign currency reserves up to $416 billion in January 2004 Plan to ease upward currency pressure - increase imports - adjust exports - expand capital outflows - reduce capital inflows - enhance elasticity of the exchange rate Allow Chinese companies to keep more hard currency Source: FT article 2/28/04 quoting Guo Shuqing, head of the Chinese State Administration of Foreign Exchange

Russian Energy Giants Five Russian Energy Companies - OAO Gazprom - Transneft - OAO Lukoil - JSC surgutneftegas - OAO Rosneft Oil Co. Letter to Russian government Asking for "additional taxes on ferrous scrap exports" Prices for tubular products had "rocketed as a result of high domestic and international raw materials prices" Source: AMM March 2, 2004

Steel Inventory Levels in U.S. "....inventories slipped below levels adequate to last a month at current shipping levels." 75% of buyers surveyed said their inventories would cover one month or less of shipments - 50% two months ago Almost 50% of buyers said inventories are "too low" - Balance said inventories "about right" - No buyers said inventories were too high 60% of buyers said "they would attempt to increase inventory levels in the next six months" - 10% two months ago 80% of buyers said foreign mills were "sub-normal" in their aggressiveness in seeking U.S. business Source: AMM quoting Institute of Supply Management (ISM) March 2, 2004